File No. _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

JS BEAUTY LAND NETWORK TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	83-1365356
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

R 1305 Jingfeng Center, 1698 Shuanglong Rd, Jiangning District, Nanjing, Jiangsu Province, China	211100
(Address of principal executive offices)	(Zip Code)

(778) 381-1258

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.001	JSBL	n/a

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”
in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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JS BEAUTY LAND NETWORK TECHNOLOGY, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

JS Beauty Land Network Technology Inc. (also referred to as the “Company”) is filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You should rely only on the information contained in Registration Statement or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company currently maintains no website.

We currently do not, and we do not plan to use variable interest entities (“VIE”) to execute our business plan or to conduct China-based operations. The Company is a Nevada holding company and does not have any substantive operations other than directly or indirectly holding the equity interest in our operating subsidiaries in China. We do not have any contractual arrangements between the holding company and the PRC subsidiary. Therefore, our shareholders will not directly hold any equity interests in our Chinese operating subsidiaries. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risk Factors Relating to Doing Business in the PRC” for detailed discussions.

To the extent you make any investment in our Company, it will be in the Company, our holding company in Nevada, and not in our operating subsidiary in China. Because substantially all of our operations are or will be conducted in China through our PRC subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our PRC operations at any time, which could result in a material change in our operations and/or the value of the Company’s common stock. The Chinese government could also significantly limit or completely hinder our ability to list and/or remain listed on a U.S. or other foreign exchange, and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risk Factors Relating to Doing Business in the PRC” for detailed discussions.

There are significant legal and operational risks associated with being in and conducting a substantial portion of our operations in mainland China. PRC laws and regulations governing our current business operations and corporate structure are sometimes vague and uncertain, and we face the risk that changes in the PRC laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented could have a significant impact upon the business we may be able to conduct in the PRC which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless. Furthermore, these risks may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors in the future. See “Risk Factors —  Risk Factors Relating to Doing Business in the PRC” for detailed discussions.

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Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. In addition, recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The business of our PRC subsidiary until now are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Measures for Cybersecurity Review (2021) which became effective on February 15, 2022 and replace the Measures for Cybersecurity Review promulgated on April 13, 2020, on the basis that (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review (2021); (ii) our PRC subsidiary’s business operations do not involve any Critical Information Infrastructure, and neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that any of the PRC subsidiary’s products or services is determined as the Critical Information Infrastructure; and (iii) neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that we or our PRC subsidiary shall file for a cybersecurity review. We are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Draft Regulation”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Regulation. In addition, as of the date of this Amendment, neither we nor our PRC subsidiary has been subject to any anti-monopoly investigation, penalty of litigation initiated by government authorities or third parties. Furthermore, we will continue to monitor for updates of applicable PRC anti-monopoly laws and regulations. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange, and there are no new relevant laws or regulations in effect in the PRC explicitly requiring us to seek approval from the China Securities Regulatory Commission for our registration. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange. See “Risk Factors – Risk Relating to Doing Business in the PRC” for detailed discussions.

As of the date of this filing, our operating subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC based on the Measures for Cybersecurity Review (2021) and the Draft Regulation, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to this registration. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

Except as disclosed in the “Risk Factors” — Risks relating to PRC laws and regulations with respect to foreign exchange”, we and our subsidiaries are currently not required to obtain permission from any of the PRC authorities to issue the shares of the Company’s common stock to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC to issue the Company’s common stock to foreign investors, nor have we, or our subsidiaries, applied for or received any denial for the Registration. However, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. However, (i) if we inadvertently concluded that such permissions or approvals are not required, or (ii) if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to issue the Company’s common stock to foreign investors, and we are unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver, then we may not be able to list on a U.S. exchange. In addition, any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. It is uncertain when and whether we will be required to obtain permission from the China Securities Regulatory Commission to list on U.S. exchanges, and even if such permission is obtained, whether it will be denied or rescinded.

Although we concluded that we and our subsidiary are currently not required to obtain permission from any of the PRC central or local government and that we have not received any denial to list on the U.S. exchange or to conduct our business operations, if (x) we inadvertently conclude that such approvals are not required when they are, (y) we do not receive or maintain such permissions or approvals if and when required, or (z) changes in applicable laws, regulations, or interpretations relating to our business or industry which would require us to obtain approvals in the future, our operations, financial conditions, and results of operations could be adversely affected, directly or indirectly, and the value of the Company’s common stock could significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC”

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On July 7, 2022, the CAC promulgated the Measures for the Security Assessment for Cross-border Transfer of Data (the “Security Assessment measures”), which will come into effect on September 1, 2022. The Security Assessment measures stipulates that data processors which provide data cross-border and have one of the following circumstances, should apply the security assessment to the national network information department through the provincial branches of network information department: (A) data processors to provide important data cross-border; (B) operators of critical information infrastructure and data processors handling personal information of more than 1 million people to provide personal information cross-border;(C) data processors which provide cross-border a cumulative total of 100,000 people’s personal information or 10,000 people’s sensitive personal information since January 1 of the previous year; (D) other situations requiring application for the security assessment regarding providing data cross-border as stipulated by the state Internet information department. As of the date of this Amendment, the PRC subsidiary has not provided any important data or personal data to any offshore institutions or individuals, so the PRC subsidiary does not need to apply for a security assessment at this stage. However, if we need to provide data to offshore institutions or individuals in the future and fall into the situations which should apply for the security assessment, we might not pass the security assessment.

Current PRC laws require that dividends be paid only out of the profit for the year calculated according to PRC accounting principles, which differ from the generally accepted accounting principles in other jurisdictions. In addition, PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits, if any, to fund its statutory reserves, until the aggregate amount reaches 50% of its registered capital. In addition, a wholly foreign-owned enterprise may, at its discretion, allocate a portion of its after-tax profits based on PRC accounting principles to enterprise expansion funds, staff welfare, and bonus funds. Those reserve funds are not available for distribution as cash dividends. The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions. Under existing PRC foreign exchange regulations, payments of current account items can be made in foreign currencies without prior approval from SAFE. However, approval from SAFE, or registration with SAFE or other appropriate departments is required where RMB shall be converted into foreign currency and be remitted out of the PRC. Failure to comply with the above regulations may result in liability under PRC laws for evasion of foreign exchange controls.

As of the date of this Amendment, our PRC subsidiary has not made any distributions to its holding parent. However, we cannot ensure that we will be able to comply with the above regulations in all respects in the future. If we fail to comply with the above regulations, our ability to transfer cash and distribute earnings may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. To the extent that the cash and assets of our business are in our PRC subsidiary and/or Hong Kong subsidiary, such cash or assets may not be available to fund our operations or for other use outside of the PRC and/or Hong Kong due to the potential intervention by the PRC government to impose restrictions and limitations over our ability or our subsidiaries’ ability to transfer cash or assets. Any such intervention in or influence on our business operations or action to exert more oversight and control over the cash or assets of our subsidiaries, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our common stock, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Risk Factors — Risks Relating to Doing Business in the PRC”   The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.”

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” “JS Beauty” and the “Company” refer to JS Beauty Land Network Technology, Inc., a Nevada corporation, and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. “Business” and Item 2. “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Rainforest Resources cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Rainforest Resources’ control. These factors include, but are not limited to, our ability to implement our strategic initiatives, our ability to execute and achieve our research and development objectives, our ability to obtain new license agreements, our dependence on our licensees for research and development funding, milestones and royalties for the products and/or processes that utilize licensed rights, our ability to maintain uninterrupted access to toll manufacturing at the quantities needed and at a competitive cost structure, our ability to hire and maintain, as well as our reliance on qualified employees and professionals, economic, political and market conditions and price fluctuations, government and industry regulation, U.S. and global competition, upgrade financial staffing, implement and monitor internal controls, and comply with financial reporting requirements, and other factors. We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to conform these statements to actual results or to changes in our expectations.

Item 1. Business

Overview

Corporate Structure

JS Beauty Land Network Technology Inc. (also referred to as the “Company”) was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at R 1305 Jingfeng Center, 1698 Shuanglong Rd, Jiangning District, Nanjing, Jiangsu Province, China. The Company has one subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), a corporation organized under the laws of the Peoples’ Republic of China. The Company owns 99% of the common shares of MYM. The Company has had engaged in jewelry sales business in China through MYM since incorporation, but while ceased the business operation and disposed the self-built online sales platform to a related party in the end of 2022. There have been no revenues generated for the fiscal years ended December 31, 2023 and 2024, or for the period beginning January 1, 2025 through the current date.

On February 22, 2024, our registration statement was revoked by the Securities and Exchange Commission (the “SEC”) (Release No. 99574) for failure to file reports required under the Securities Exchange Act of 1934, (the “Exchange Act”). On June 30, 2025, we filed a Registration Statement on Form 10-12g to re-registered our common stock, and on August 28, 2025, we withdrew our registration statement.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business – New Business Model

Currently, neither the Company nor MYM currently have any substantive business operations or current revenues. The Company’s management is engaged in the preliminary processes of development of a new business model – the marketing and sale of jewelry, which will consist primarily of jade stone-adorned jewelry and decorations, via live video streaming of sales and marketing in China hosted by popular/famous web-celebrity on short video, through its subsidiary MYM. The Company’s new business model was formulated, and is being developed, in response to the challenges related to the traditional wholesale and retail jewelry sales industry, specifically; (1) the challenge of financing and maintaining inventory, which requires material capital outlays, and risk of price fluctuation of inventory vs sales price, among other things, and costs and risks of loss related to physical storage of inventory; and (2) traditionally low margins. The Company believes that the new business model of sales through a web-platform utilizing live video, will allow for the minimization of inventory through various means, including direct shipping from manufactures to the Company’s customers, The Company intends to utilize a business model that would focus on repeat clientele and collectors. In addition to its core business of online sales, the Company intends to offer memberships to its customers estimated to cost approximately $1,500, which will offer exclusive purchase opportunities. The Company’s activities will range from procuring high-quality stones, to building cooperative partnerships with its customers.

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Development of the new business model is a multi-step process, the initial steps of which involved market research of the viability of the plan, business model forecasting, development of supply chain contacts and commitments, design of marketing logos and other marketing material, and initial design of the parameters of the hardware and software necessary for an on-line sales platform, The Company has substantially completed these initial research and design tasks. In addition, the Company has gained experience in the online sales business through its collaboration during 2021 and 2022 with a related party, Yan Cheng Dafeng Zesheng Technologies Ltd., Co. (hereafter “Dafeng Zesheng”), a service provider of information technology. During the referenced period, MYM did not bear the operating costs associated with the online sales platform, but instead was to recognize net revenue only when specific performance thresholds are met. No revenues were recognized, and in 2022 MYM sold the platform to Dafeng Zesheng due, among other reasons, to sales and operations not meeting the parties’ expectations. For the period from January 1, 2021 through December 31, 2022, the platform’s sales did not meet the specific performance thresholds, and accordingly no revenue was recorded.

Despite the lack of desired results through the third party service provider, the Company gained valuable experience and insight into the new business model, and now the Company is engaged in the next development steps, specifically: (1) final design, acquisition and implementation of the required live-video hardware and software; (2) establishment of the final live-video and back office sales teams. While these development projects are ongoing, the Company can provide no assurances as to the ultimate timing of full implementation, or if such implementation will be successful.

The Company’s Chinese headquarters are located in Nanjing, Jiangsu Province, China. We are not aware of any specific restrictions imposed by the Chinese government on the operations of the Company or its subsidiary in China.

Market Outlook

In recent years, in the Chinese retail market, sales and marketing models utilizing online celebrity models, known as wanghong or Key Opinion Leaders (KOLs), have become a vital strategy for building brand trust and driving sales through highly engaging content on social media and live-streaming platforms like Weibo, Bilibili and Douyin—China’s versions of Twitter, YouTube, and TikTok—as well as similar platforms like Xiaohongshu or Taobao. This differs from traditional advertising in that it relies on a parasocial relationship—a one-sided but intimate relationship—between the influencer and their loyal, active fanbase. These influencers are seen as experts in their respective fields, whether it’s beauty, fashion, or other industries. With the rise of digitalization in China and the proliferation of live-streaming platforms like Douyin and Kuaishou, influencers can build substantial followings that are highly monetizable. Especially during the epidemic period, the sales generated from popular/famous web-celebrity on short video platforms grew rapidly. Such web celebrity sales, in China has been accepted by the market, constantly innovative sales performance, has made this business model widely accepted in China.

Meanwhile, the restrictive measures of COVID-19 started at the beginning of 2020, and ended at the end of 2022, which continued for almost three years, and hurt the supply chain substantially. It is expected that the influence will continue to restrain the domestic consumption, and may cause the demand of jewelry remains low in the long term.

Marketing and Distribution

The Company will focus its marketing efforts on KOL platforms.

China’s dynamic online ecosystem has given rise to a diverse range of influential figures, each with a different approach.

●	Top-tier KOLs: These are major influencers with massive followings, comparable to traditional celebrities. They have broad appeal and are often used by brands to quickly generate high-volume sales. Top-tier KOLs include China’s livestreaming star Li Jiaqi and Japan’s millionaire entrepreneur and influencer Yusaku Maezawa.

●	Micro-KOLs: Micro-influencers have smaller, more niche audiences. While their follower count is lower, their engagement rate is often higher because their relationship with fans is more personal and authentic. This makes them a cost-effective option for brands looking for targeted reach.

●	Key Opinion Consumers (KOCs): KOCs are everyday consumers with relatively small social media followings who share honest, peer-to-peer reviews. They are viewed as more trustworthy and relatable than celebrities because their recommendations are not perceived as a sales pitch.

●	Virtual idols: Virtual KOLs are virtual characters or influencers, often AI-powered and with elaborate backstories, who are used by brands to connect with consumers, especially Gen Z and millennials. They provide brands with a “scandal-proof” and highly controllable marketing asset. The concept of virtual KOLs is particularly strong in China, where they have become a significant force in the influencer marketing industry. China’s first virtual KOL, Luo Tianyi, was originally created as a Vocaloid in 2012. “She” has more than 5 million followers on Weibo and hosts shoppable live streams on Taobao. Another is Ling, “who” has more than 150,000 followers on Weibo and has already collaborated with brands like Tesla, Centaine (a famous Chinese Shampoo) and Nayuki (a Chinese Bubble tea). “She” appeared on the cover of VogueMe along with three real women.

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Key marketing strategies

Livestreaming

Live-streaming is an extremely popular and high-revenue format where influencers host live broadcasts to demonstrate and sell products.

●	Interactive sales: Influencers answer questions in real-time and often use a high-pressure “3, 2, 1, click the link!” countdown to trigger impulse purchases.

●	High growth: The live-streaming commerce market has grown to be worth trillions of yuan.

●	Brand adoption: Companies like Zara are experimenting with different livestreaming formats, moving away from high-pressure tactics toward more “quiet selling,” though success varies.

Social commerce

Online celebrity models create content that integrates shopping features directly into social media platforms like WeChat, Douyin, and Xiaohongshu. This reduces friction in the sales process and allows users to make purchases without leaving the app.

Platforms

KOLs operate across China’s major social media platforms, each offering a unique audience and content style.

●	Weibo: A microblogging site similar to Twitter, used for trending topics and broad brand exposure.

●	WeChat: A versatile messaging app with integrated shopping features.

●	Douyin: The Chinese version of TikTok, known for short, engaging videos.

●	Xiaohongshu (RED): A platform for lifestyle content and e-commerce, popular with younger female consumers.

Challenges for brands

Despite the effectiveness of online celebrity models, brands face several challenges:

●	Authenticity and trust: Brands must carefully select a KOL whose image and values align with their own. If the pairing seems unnatural, consumers may perceive it as purely commercial, damaging the influencer’s credibility.

●	Finding the right fit: With a fragmented social media landscape, it can be difficult to find the right influencer for a specific target audience.

●	Fraud: The prevalence of fake followers and fraudulent engagement is a significant risk that can undermine the value of an influencer partnership.

●	Celebrity scandals: A negative scandal involving a human celebrity can have a major negative impact on a brand’s reputation. This risk is a driving factor behind the rise of scandal-proof virtual idols.

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Marketing efforts will also include traditional networking, trade shows, as well as print advertising that will target carefully chosen audiences. The distribution channels will be retail branch locations and online through the We Chat platform.

Potential Acquisitions

As an adjunct to its business strategy, the Company will also seek to identify potential acquisitions which are involved in the operation of jewelry manufacturing facilities and jewelry retailers in China, particularly those dealing in fine emerald and jade jewelry.

Capital Formation

JS Beauty Land Network Technology Inc., shareholder’s equity capital formation.

The company was formed on May 8, 2018, with no capital. Thereafter, the Company issued 1,000,000 shares of founder’s capital to Mr. Faxian Qian at $0.001 per share for an aggregate of $1,000. In August and September 2018, the Company sold additional 371,428 shares at investors in China for prices ranging from $0.25 per share to $0.50 per share for aggregate proceeds of $118,957.

The Company filed a Registration Statement in 2019 to register 1,000,000 IPO shares together with 456,425 selling shareholder shares. At December 31, 2019, 765,000 shares of the IPO shares had been sold with gross proceeds of $765,000. The IPO offering has now been terminated as to the remaining 235,000 shares in the registration statement.

During fiscal year 2020, the Company sold an additional 420,000 shares of common stock in a private placement with gross proceeds of $420,000 ($1.00 per share).

In the first quarter of 2021, the Company sold 22,000 shares of common stock at $1.0 per share for total of $22,000 to 22 unrelated parties. These shares were issued in April 2021.

In the second quarter of 2021, the Company sold 292,931 shares of common stock at $1.0 per share for total of $292,931 to 218 unrelated parties. These shares were issued in July and September 2021.

In the third quarter of 2021, the Company sold 1,069,299 shares of common stock at $1.0 per share for total of $1,069,299 to 525 unrelated parties. These shares were issued in November 2021.

The Company may require additional funding for ongoing operations in future. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Our Challenges with Having Operations in China

The Company is a Nevada holding company that conducts substantially all of its operations and business in China through its PRC subsidiary. Such structure involves unique risks to investors in the Company’s common stock. For a detailed description of the risk, see “Risk Factors”, including the risks described under the subsections headed “Risks Relating to Doing Business in the PRC” and “Risks Related to our Common Stock”. In particular, as we are a China-based company incorporated in Nevada, we face various legal and operational risks and uncertainties related to being based in and having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy.. Such risks could result in a material change in our operations and/or the value of the Company’s common stock or could significantly limit or completely hinder our ability to offer or continue to offer the Company’s common stock and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant oversight and discretion over the conduct of our business and our operations may be affected by evolving regulatory policies as a result. The PRC government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. These risks could result in a material change in our operations and the value of the Company’s common stock, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

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Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Competition

The Company encounters substantial competition from a wide variety of entities in its business lines, most of which is from companies which are better capitalized than the Company. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities.

Employees

As of September 1, 2025, the Company had nine (9) full time employees.

Government Regulations

The Company has a subsidiary MYM located in China, and governed by PRC laws and regulations. See the Risk Factors below for further discussion of such PRC related rules and regulations. As of the date of this annual report, MYM has obtained the business license and taxes registrations from the PRC government authorities that are necessary for their business operations in China. However, we may be adversely affected by the complexity and changes in PRC regulation of internet-related business and companies such as e-commerce business and internet platforms. Given the uncertainties of laws and regulations and the enforcement practice by government authorities.

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Item 1A: Risk Factors

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K. Notwithstanding the foregoing, in addition to risk factors highlighted in previous reports, the Company notes the following risk factors:

Risks Related to our Business and Industry

We are seeking for a new business model and trying to make sustainable and continuable sales via web celebrity, which brings uncertainty and risks in the future.

We currently utilize the “Web-Celebrity” or KOL business model, which is currently popular, but may have significant long-term risk of success.

The web-celebrity business model has grown rapidly with the rise of social media, but it also has significant risks. Including but not limited: The business model overly dependent on individual influence, the business may suffer severe disruption if the web-celebrity loss influence, or exits; The audiences may shift loyalty quickly due to trends, controversies, or platform algorithm changes; And, the influencers’ off-brand behavior can damage associated brands severely.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on May 8, 2018, and we haven’t earned any revenues for the fiscal year of 2023 and 2024. We have no products ready to sell. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our jewelry business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We had a net loss of $416,619 in fiscal 2024 and $265,922 through the six months ended June 30, 2025. We expect to incur operating losses in future periods. These losses will occur because have little in the way of revenues to offset the expenses associated with the development of our jewelry business, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The jewelry business is extremely competitive, and if we are not able to compete successfully against other jewelry companies, we will not be able operate our business and investors will lose their entire investment.

The jewelry business is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the jewelry business have substantial competitive advantages than we have, including:

●	longer operating histories;
●	significantly greater financial, technical and marketing resources;
●	greater brand name recognition;
●	existing customer bases; and
●	commercially accepted products.

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Our competitors may be able to respond more quickly to new or emerging markets and changes in the jewelry business and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

The loss of the services of Faxian Qian, our sole officer and Director, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our products.

The development of our jewelry business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Mr. Faxian Qian or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We are a development stage jewelry company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage jewelry company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

●	our business model and strategy are still evolving and are continually being reviewed and revised;
●	we may not be able to raise the capital required to develop our initial customer base and reputation;
●	we may not be able to successfully implement our business model and strategy; and
●	our management consists of one person, Faxian Qian.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Market price fluctuation of the jewelry market may affect interest in our products, services and profitability.

The profitability of our operations is directly related to the market price of metals and the precious/semi-precious stones market. The market prices of metals and the precious/semi-precious stones market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the metals and precious/semi-precious stones market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of metals or precious/semi-precious stones make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the metals or precious/semi-precious stones market may force us to curtail or cease our business operations.

The value of our inventory is subject to volatility in the price of precious metals and precious/semi-precious stones. The majority of our jewelry will be of precious/semi-precious stones and/or made of either silver, gold, nickel, and platinum. Should the price of precious/semi-precious stones and these metals and decline, we would experience a decline in the value of our inventory.

Our operations will be significantly affected by changes in the market price of precious/semi-precious stones, gold, silver, other precious metals. The prices of precious/semi-precious stones and of these metals fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of our properties impracticable. If that happens, then we could lose our rights to our properties and be compelled to sell some or all of these rights. Additionally, the future development of our properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is to have a material adverse impact on our business.

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We are required to comply with a wide variety of laws and regulations, and are subject to regulation by various federal, state and foreign agencies.

We are subject to various local, state, federal, foreign and transnational laws and regulations, particularly those relating to the importation and exportation of precious/semi-precious stones and precious metals, tariffs and trade barriers, taxation, exchange controls, current good manufacturing practices, health and safety and our business practices in China and other jurisdictions, such as anti-corruption and anti-competition laws, and, in the future, any changes to such laws and regulations could adversely affect us. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could result in criminal, civil and administrative penalties and could have an adverse effect on our results of operations. See also the risk factors below regarding our operations in China.

Risks and uncertainties associated with our expansion into and our operations outside of the United States may adversely affect our results of operations, cash flow, liquidity or financial condition

These challenges include: (1) compliance with complex and changing laws, regulations and policies of governments that may impact our operations, such as foreign ownership restrictions, import and export controls, tariffs, and trade restrictions; (2) compliance with U.S. and foreign laws that affect the activities of companies abroad, such as anti-corruption laws, competition laws, currency regulations, and laws affecting dealings with certain nations; (3) the difficulties involved in managing an organization doing business in many different countries; (4) rapid changes in government policy, acts of terrorism, or the threat of international boycotts or U.S. anti-boycott legislation; and (5) currency exchange rate fluctuations. See also the risk factors below regarding our operations in China.

We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

●	Certification, licensing or regulatory requirements;
●	Unexpected changes in regulatory requirements; and
●	Changes to or reduced protection of intellectual property rights in some countries.

We will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

We are filing this Registration Statement voluntarily, and we may elect to withdraw from such registration at any time until we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors,” neither of which are currently the case. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation. If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTC Markets, and as a result, your entire investment may be lost.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

If our efforts to protect the security of information about our resellers, customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our resellers, customers, merchants, vendors and other third parties. We have programs in place to detect, contain, and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

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To date, we have not encountered significant incidents of data breach or breaches that were material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our e-wallets, our digital products, or loyalty programs, or stop shopping with us altogether.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is of significant importance to the success of our business. Our brand is critical to increasing our user base and, in turn, expanding our shoppers for our e-commerce platform and attractiveness to advertising customers and content providers. Since the internet video industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to become and remain a market leader in China, which may be difficult and expensive to accomplish. To the extent our original content is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted which in turn may result in a loss of users for our mobile and online video and e-commerce platform.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●	Implementation or remediation of controls, procedures, and policies at the acquired company;
●	Diversion of management time and focus from operating our business to acquisition integration challenges;
●	Cultural challenges associated with integrating employees from the acquired company into our organization;
●	Retention of employees from the businesses we acquire;
●	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
●	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
●	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
●	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
●	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
●	changes in the rate of inflation, interest rates and the performance of investments held by us;
●	changes in the creditworthiness of counterparties that transact business with;

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●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
●	changes in credit markets impacting our ability to obtain financing for our business operations; or
●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our Common Stock

Our registration under the Securities Exchange Act of 1934 is currently revoked by the Securities and Exchange Commission as a result of pervious failures to have filed required reports.

On February 22, 2024, our registration statement was revoked by the Securities and Exchange Commission (the “SEC”) (Release No. 99574) for failure to file reports required under the Securities Exchange Act of 1934, (the “Exchange Act”). On June 30, 2025, we filed a Registration Statement on Form 10-12g to re-registered our common stock, and on August 28, 2025, we withdrew our registration statement.

The Company is currently working to complete and file all required past periodic reports and intends to timely file all reports due under the 1934 Act in the future.

Even if we are successful in registering our common stock with the SEC on this registration statement on Form 10, if we fail to file reports as required under the Exchange Act, we may lose our registration. While we intend to comply with the Exchange Act’s reporting requirements moving forward, and we may be unable to comply in the future as we did in the past.

If we are unable to comply with the SEC reporting provisions in the future, investors may have incomplete and/or untimely information available to make an investment decision, and such failure will affect the liquidity of our common stock and act as a depressant to the price. We cannot assure you we will not become delinquent again.

The requirements of being a reporting public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a reporting public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a “smaller reporting company,” we receive certain reporting exemptions under the Sarbanes-Oxley Act.

Changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increase legal and financial compliance costs and increase time expenditures for internal personnel. These laws, regulations and standards are subject to interpretation, in many cases due to their lack of specificity, and their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

As a public company under these rules and regulations, we expect that it may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified directors and officers.

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We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. See the risk factor entitled, “We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our securities less attractive to investors” below.

A “smaller reporting company” as defined under SEC rules Item 10 (f)(1) of Regulation S-K as an issuer that is not an investment company, asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company, and meets one of the following criteria:

●	Has a public float of less than $250 million; or

●	Has annual revenues of less than $100 million and either no public float or a public float of less than $700 million.

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our securities less attractive to investors.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including “emerging growth companies” such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Our status as a smaller reporting company is determined on an annual basis. We cannot predict if investors will find our securities less attractive or our Company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares are not yet tradable, but we intend to obtain quotation of out shares of common stock on the OTC Pink tier of the OTC Markets Group, Inc. Stocks that trade on OTC Pink tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Pink quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Pink are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our common stock may have some difficulty selling their shares in the open market. The trading price of the common stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

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Our common stock may become subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock” is if has a market price of less than $5.00 per share, subject to certain exceptions. While the market price of our common stock is currently above $5.00, there can be no assurance that are price will consistently remain above $5.00, given the lack of liquidity in our stock. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
●	changes in general economic or business conditions, both domestically and internationally;
●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
●	the number of securities analysts covering us;

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●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
●	changes in market valuations or earnings of companies that investors deemed comparable to us;
●	the average daily trading volume of our common stock;
●	future issuances of our common stock or other securities;
●	additions or departures of key personnel;
●	perceptions in the marketplace regarding our competitors and/or us;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Faxian Qian, our sole officer and director, owns a significant portion of our stock, and has control over stockholder matters, our business and management.

As of the date hereof, Faxian Qian, or sole officer and director, beneficially owns 1,000,000 shares of our common stock in the aggregate, or approximately 39.1% of our issued and outstanding shares of common stock. While Mr. Faxian Qian does not have majority voting power, he still may be able to exert significant control over the following:

●	Elect or defeat the election of our directors;
●	Amend or prevent amendment of our Articles of Incorporation or Bylaws
●	effect or prevent a merger, sale of assets or other corporate transaction; and
●	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Faxian Qian, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by Mr. Faxian Qian, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Faxian Qian’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

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COVID-19 has had an adverse effect that is material on our business and may continue to do so for the next twelve months.

During March 2024, the World Health Organization declared the rapidly growing coronavirus outbreak to be a global pandemic. The COVID-19 pandemic has significantly impacted health and economic conditions throughout China. National, regional and local governments took a variety of actions to contain the spread of COVID-19, including office and store closures or capacity limitations. These developments have caused a material adverse impact on the Company’s results of operations, financial condition and cash flows.

We cannot predict how soon we will be able to resume normal operations as our ability to resume will depend in part on the actions of a number of governmental bodies over which we have no control. Moreover, once restrictions are lifted, it is unclear how quickly customers will commence operations and resume consuming our products and service, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses. Considering the significant uncertainty as to when we can resume operations and the uncertain customer demand environment, in addition to the actions described above, we expect to engage in conversations with potential investors to secure additional sources of financing.

The outbreak of COVID-19 has caused significant disruptions to the Company’s ability to generate revenues and cash flows, and uncertainty regarding the length of the disruption may adversely impact our financial condition and ability to raise additional capital. As part of our business continuity efforts, we reduced expenses broadly, including by furloughing our workforce except a small team of essential personnel, reducing pay and benefits for remaining employees, and cutting back capital spending. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to have sufficient liquidity until such time as we again generate revenue and profits capable of supporting our ongoing operations, all of which remain highly uncertain at this time.

Risk Factors Relating to Doing Business in the Peoples Republic of China (PRC)

General Risks Related to Doing Business in the PRC

●	The Chinese government may intervene in or influence our operations at any time, or may exert more control over offering conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock we are registering for sale, including potentially making those common stock worthless; The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.

The uncertainties in the Chinese legal system could materially and adversely affect us. See “Risk Factors — Risks Associated with doing business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.”

●	The PRC legal system is evolving, and the resulting uncertainties could adversely affect us.

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

●	Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

●	Changes in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

●	Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations.

●	Prior court decisions under the civil law system have limited precedential value. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore, our susceptibility to such laws is unknown.

●	Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses.

●	We may be liable for improper collection, use or appropriation of personal information provided by our customers.

●	We may be subject to various internet-related laws to which uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.

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●	The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. See “Risk Factors — Risks Associated with doing business in China — PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.”

●	We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

●	Uncertainties under the EIT Law relating to the withholding tax liabilities may of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

●	Restrictions placed on offshore holding companies and currency exchange may limit our ability to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the Amendment based on foreign laws.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

Our business and assets are primarily located in China. Accordingly, economic, political and legal developments in China will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

●	changes in laws, regulations or their interpretation especially with respect to application of PRC tax, labor, currency restriction and other laws to Hong Kong operations;
●	confiscatory taxation or changes in taxation;
●	Currency revaluations or restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;
●	expropriation or nationalization of private enterprises; and
●	the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and Hong Kong and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as, may cause possible problems to foreign investors.

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Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect the issuer’s public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register our registration with the SEC and delist our securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2024, and requires Auditors of publicly traded companies to submit to regular inspections to assess such auditors’ compliance with applicable professional standards. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US. Our auditor is located in teh United States and is subject to PCAOB inspections with its most recent inspection occurring during 2025.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177.

We believe Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, it remains unclear as to how Article 177 will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer’s public accounting firm within three years. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from applicable trading market within the US.

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Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with PRC-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations, or causing the suspension or termination of our business operations entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2022, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2022, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we operate in China, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference.

Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to us and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC enterprise income tax law that became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. On April 22, 2009, the State Administration of Taxation, or the SAT, issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, which became effective on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC tax resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) not less than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. SAT Bulletin 45 further clarifies the resident status determination, post-determination administration as well as competent tax authorities.

Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise group instead of those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes even if the standards for “de facto management body” prescribed in the SAT Circular 82 are applicable to us. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for enterprise income tax purposes, we may be subject to PRC enterprise income on our worldwide income at the rate of 25%, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Non-PRC resident holders of our common stock may also be subject to PRC withholding tax on dividends paid by us and PRC tax on gains realized on the sale or other disposition of common stock, if such income is sourced from within the PRC. The tax would be imposed at the rate of 10% in the case of non-PRC resident enterprise holders and 20% in the case of non-PRC resident individual holders. In the case of dividends, we would be required to withhold the tax at source. Any PRC tax liability may be reduced under applicable tax treaties or similar arrangements. It remains unclear whether dividends received and gains realized by non-PRC resident holders of our common stock will be regarded as income from sources within the PRC if we are classified as a PRC resident enterprise. Any such tax will reduce the returns on your investment in our common stock.

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We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of private equity financing transactions involving the transfer of shares in the Company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Bulletin 7, as amended in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. We may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations if we are a transferee in such transactions under SAT Bulletin 7.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain approval of the Ministry of Commerce for our completed or ongoing mergers and acquisitions. There is no assurance that we can obtain such approval from the Ministry of Commerce for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

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Furthermore, the M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as this offering are subject to the CSRC approval procedures under the M&A Rules. Although we are of the position that we are not required to obtain approval from the CSRC under the M&A Rules for listing and trading of our securities, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and the opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC/Hong Kong subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, may become subject to approval by or registration or filing with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

The Circular on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-Invested Enterprises, or SAFE Circular 19, effective as of June 1, 2015, as amended by Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, effective on June 9, 2016, allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, and also prohibit FIEs from using such Renminbi fund to provide loans to persons other than affiliates unless otherwise permitted under its business scope.

Our PRC subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock.

We are a holding company incorporated in Nevada. We rely on dividends from our PRC subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur. Current PRC regulations permit PRC subsidiaries to pay dividends to foreign parent companies only out of their accumulated after-tax profits upon satisfaction of relevant statutory condition and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, PRC subsidiaries are required to set aside at least 10% of their accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Furthermore, if PRC subsidiaries and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to the foreign parent company, which may restrict the ability of the foreign parent company to satisfy its liquidity requirements.

In addition, the Enterprise Income Tax Law of the PRC, or the PRC EIT Law, and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fail to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions.

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We receive substantially all of our revenues in PRC Yuan, or Renmembi. Under our current corporate structure, we may rely on PRC revenues to fund any cash and financing requirements that we may have. We will be required to obtain SAFE approval to use cash generated from operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. We may be prevented from obtaining sufficient foreign currencies to satisfy our foreign currency demands. As a result, we may not be able to pay dividends in foreign currencies to our shareholders.

Risks relating to PRC laws and regulations with respect to foreign exchange

The Regulation on Foreign Exchange Administration of the People’s Republic of China (the “Regulation on Foreign Exchange Administration”) was promulgated by the State Council of the PRC and came into effect on August 5, 2008. According to Regulation on Foreign Exchange Administration, a PRC individual that makes direct investment or trades negotiable securities or derivative products overseas shall handle the registration formalities at the foreign exchange administrative department of the State Council. If the relevant provisions require such individual to obtain a pre-approval from or complete a filing with the competent department, he or she shall do so before handling the registration formalities. Where any evasion of foreign exchange control is committed, such as transferring foreign exchange within the territory of the PRC to the overseas in violation of PRC laws and regulations or transferring capital within the territory of the PRC to the overseas by fraudulent means, competent foreign exchange administrative authority shall order the return of the foreign exchange within a prescribed time limit, and impose a fine of no more than 30% of the amount of foreign exchange evading government control; or if the circumstances are serious, impose a fine of no more than 100% but no less than 30% of the amount of foreign exchange evading government control; and if the activity constitutes a crime, the violator shall be subject to criminal liabilities according to relevant laws and regulations. In addition, where any individual, in violation of the foreign exchange provisions, changes the designated use of foreign exchange, the foreign exchange administrative authority shall order such individual to correct such illegal act, confiscate the illegal proceeds and impose a fine of no more than 30% of the amount of violation; or if the circumstances are serious, it may impose a fine of no more than 100% but no less than 30% of the amount of violation.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Faxian Qian, the “Beneficial Owner”, who is our major beneficial owner and is a PRC individual and PRC resident, has not completed the relevant foreign exchange registrations as required by PRC laws and regulations. We have also requested our shareholders who are PRC individuals or PRC residents to make the necessary applications, filings, and amendments as required under PRC laws and regulations. However, there is uncertainty concerning under what circumstances residents of other countries and regions can be classified as a PRC resident. The PRC government authorities may interpret our beneficial owners’ status differently or their status may change in the future. Moreover, we may not be fully informed of the identities of our beneficial owners and we cannot assure you that all of our PRC individual or PRC resident beneficial owners will comply with PRC laws and regulations with respect to foreign exchange.

Although the current PRC laws and regulations mainly provide for corresponding penalties for PRC individual who is actually in violation of the PRC laws and regulations, we cannot exclude the possibility that any failure of our beneficial owners who are PRC individuals or PRC residents to make any required registrations may subject us to fines and legal sanctions, and prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

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Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In the meantime, our directors, executive officers and other employees who are PRC citizens or who are non-PRC residents residing in the PRC for a continuous period of not less than one year, subject to limited exceptions, and who have been granted incentive share awards by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or 2012 SAFE notices, promulgated by the SAFE in 2012. Pursuant to the 2012 SAFE notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines, and legal sanctions and may also limit our PRC subsidiaries’ ability to distribute dividends. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax.

We are subject to risks associated with doing business internationally including compliance with domestic and foreign laws and regulations, economic downturns, political instability and other risks that could adversely affect our operating results.

We conduct our businesses and have assets located in PRC. We are required to comply with numerous and broad reaching laws and regulations administered by United States federal, state and local, and foreign governmental authorities. We must also comply with other general business regulations such as those directed toward accounting and income taxes, anti-corruption, anti-bribery, global trade, handling of regulated substances, and other commercial activities, conducted by our employees and third-party representatives globally. Any failure to comply with applicable laws and regulations could subject us to administrative penalties and injunctive relief, and civil remedies including fines, injunctions, and recalls of our products. In addition, changes to regulations or implementation of additional regulations may require us to modify existing processing facilities and/or processes, which could significantly increase operating costs and negatively impact operating results.

Our operating results may be affected by changes in trade, monetary, fiscal and environmental policies, laws and regulations, and other activities of governments, agencies, and similar organizations. These conditions include but are not limited to changes in a country’s or region’s economic or political conditions, trade regulations affecting production, pricing and marketing of products, local labor conditions and regulations, reduced protection of intellectual property rights, changes in the regulatory or legal environment, restrictions on currency exchange activities, currency exchange fluctuations, burdensome taxes and tariffs, enforceability of legal agreements and judgments, other trade barriers, and regulation or taxation of greenhouse gases. International risks and uncertainties, including changing social and economic conditions as well as terrorism, political hostilities, and war, may limit our ability to transact business in these markets and may adversely affect our revenues and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing practices and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our primary operations are conducted in PRC and our operating currency is the PRC Yuan. Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

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We currently do not, but may in the future, implement hedging strategies, such as forward contracts, options, and foreign exchange swaps to mitigate this risk. There is no assurance that our efforts will successfully reduce or offset our exposure to foreign exchange fluctuations. Additionally, hedging programs expose us to risks that could adversely affect our financial results, including the following:

●	We have limited experience in implementing or operating hedging programs. Hedging programs are inherently risky and we could lose money as a result of poor trades;
●	We may be unable to hedge currency risk for some transactions or match the accounting for the hedge with the exposure because of a high level of uncertainty or the inability to reasonably estimate our foreign exchange exposures;
●	We may be unable to acquire foreign exchange hedging instruments in some of the geographic areas where we do business, or, where these derivatives are available, we may not be able to acquire enough of them to fully offset our exposure;
●	We may determine that the cost of acquiring a foreign exchange hedging instrument outweighs the benefit we expect to derive from the derivative, in which case we would not purchase the derivative and would be exposed to unfavorable changes in currency exchange rates;
●	To the extent we recognize a gain on a hedge transaction in one of our subsidiaries that is subject to a high statutory tax rate, and a loss on the related hedged transaction that is subject to a lower rate, our effective tax rate would be higher; and
●	Significant fluctuations in foreign exchange rates could greatly increase our hedging costs.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

Because our holding company structure creates restrictions on the payment of dividends, our ability to pay dividends is limited.

We are a holding company whose primary assets are our ownership of the equity interests in our subsidiaries. We conduct no other business and, as a result, we depend entirely upon our subsidiaries’ earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Our subsidiaries and projects may be restricted in their ability to pay dividends, make distributions or otherwise transfer funds to us prior to the satisfaction of other obligations, including the payment of operating expenses or debt service, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. If future dividends are paid in a currency other than Renmembi, fluctuations in the exchange rate for the conversion of any of these currencies into U.S. dollars may adversely affect the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. We do not presently have any intention to declare or pay dividends in the future. You should not purchase shares of our common stock in anticipation of receiving dividends in future periods.

It may be difficult for stockholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our stockholders.

Substantially all of our assets are located in teh PRC. Moreover, our current directors and officers are nationals of teh PRC. Because all or a substantial portion of the assets are located outside the United States, . it may be difficult for our stockholders to effect service of process within the United States upon this person. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state thereof.

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We may be materially and adversely affected by the complexity, uncertainties and changes in PRC regulation of the companies and businesses in the digital space.

In recent activity, the PRC government has issued extensive regulations affecting the digital industry such as online gaming, online tutoring, e-commerce and other online and technology companies, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the digital space. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations. There is also uncertainty regarding such laws may be expanded to increase its effect on our business and operations. Issues, risks and uncertainties relating to PRC regulations of digital businesses include, but are not limited to, the following:

●	There are uncertainties relating to the regulation of online and Internet business in China, including evolving licensing practices and the requirement for real-name registrations and the applicability of PRC regulations. Permits, licenses or operations of our PRC subsidiaries may be subject to challenge, we may not be able to timely obtain or maintain all the required licenses or approvals, permits, or to complete filing, registration or other formalities necessary for our present or future operations, and we may not be able to renew certain permits or licenses or renew certain filing or registration or other formalities.
●	The evolving PRC regulatory system in the digital space may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office. The primary role of this new agency is to facilitate the policy-making and legislative development in this field to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the Internet industry. We are unable to determine what policies this new agency or any new agencies to be established in the future may have or how they may interpret existing laws, regulations and policies and how they may affect us. Further, new laws, regulations or policies may be promulgated or announced that will regulate Internet activities, including online video and online advertising businesses.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the digital industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China including our business. There are also risks that we may be found to violate the existing or future laws and regulations given the uncertainty and complexity of China’s regulation of the digital industry.

Our business generates and processes personal data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

Our business generates and processes personal data and face risks inherent in handling and protecting personal data. In particular, we face a number of challenges relating to data we collect through our game distribution platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees;
●	addressing concerns related to privacy and sharing, safety, security and other factors; and
●	complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to this data.

Governments around the world, including the PRC government, have enacted or are considering legislation related to online businesses. There may be an increase in legislation and regulation related to the collection and use of anonymous internet user data and unique device identifiers, such as IP address or mobile unique device identifiers, and other data protection and privacy regulation. The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. We may be required by Chinese governmental authorities to share personal information and data that we collect to comply with PRC laws relating to cybersecurity. All these laws and regulations may result in additional expenses to us and any non-compliance may subject us to negative publicity which could harm its reputation and negatively affect the trading price of our securities. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. We expect that these areas will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject it to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected. In addition, regulatory authorities around the world have recently adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations.

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We may be liable for improper use or appropriation of personal information provided directly or indirectly by its customers or end users.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers, end users and employees expect that we will adequately protect their personal information.

We are required by applicable laws to keep strictly confidential the personal information that we collects, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2024 and effective from January 1, 2025) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2024, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2024. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2024, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2024. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“2021 Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, our securities may no longer be traded on the OTC QB and we may be subject to fines and penalties.

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On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We believe that we will not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our business customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the 2025 Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the 2025 Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which will become effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We offer our products and services mainly to corporate clients and have limited interactions with individual end-users, which means our potential access or exposure to end-users’ personal identifiable information is limited. However, in the event we inadvertently accesses or becomes exposed to end-users’ personal identifiable information, through its corporate clients’ end-user-facing applications which access or store end users’ personal identifiable information, then we may face heightened exposure to the PIPL. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results.

Item 1B. Unresolved Staff Comments

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, the Company is not required to provide the information called for by this Item.

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Item 2. Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This management’s discussion and analysis should be read in conjunction with the financial statements and notes included elsewhere in this registration statement.

This management’s discussion and analysis, as well as other sections of this registration statement, may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, estimates, forecasts, assumptions or projections. Any statement that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plan,” “seek,” and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results, and undue reliance should not be placed on these statements. These risks and uncertainties include, but are not limited to, the matters discussed under the caption “Risk Factors” in Item 1A of this registration statement. JS Beauty Land Network Technology Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

JS Beauty Land Network Technology Inc. was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company has one subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”) , a Chinese company. The Company owns 99% of the common shares of MYM.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

The Company commenced jewelry sales in November 2018 and started to generate revenue at that time. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

JS Beauty Land Network Technology, Inc. (also referred to as “the Company”) is a Chinese retailer and wholesaler of jade stone-adorned jewelry and decorations. Initially, the Company intends to directly engage in the manufacture, marketing and sales of fine jewelry and art from China through its Chinese subsidiary, MYM. The Company intends to utilize a KOL business model that would focus on repeat clientele and collectors. In addition to its core business, the Company intends to offer memberships to its customers estimated to cost approximately $1,500, which will offer exclusive purchase opportunities. The Company’s activities will range from procuring high-quality stones, to building cooperative partnerships with its customers. The Company’s Chinese headquarters are located in Nanjing, Jiangsu Province, China. We are not aware of any specific restrictions imposed by the Chinese government with respect to operations of the Company or its subsidiary in China.

Jewelry is a traditional industry characterized by high inventory costs and low profit margins, inventory can be held huge capital, sales profit is low. The Company has built its own on-line sales platform, to eliminate inventory. The Company continued suffering the loss from traditional jewelry business in foregoing period, due to the negative impact of COVID-19 on macro economy and consumption. As a result, the Company ceased its jewelry operations and disposed of its online sales platform by the end of 2022.

Results of Operations

For the six months ended June 30, 2025 and 2024

The following table summarizes the results of our operations during the six months ended June 30, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) from the current period to the prior comparable period:

Line Item	06/30/2025	06/30/2024	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$-	$-	$-	-%
Operating expenses	134,398	142,166	(7,768)	(5.5)%
Net loss	(265,922)	(141,842)	(124,080)	87.5%
Loss per share of common stock	(0.07)	(0.03)	(0.04)	133.3%

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We recorded a net loss of $265,922 for the six months ended June 30, 2025 as compared with a net loss of $141,842 for the six months ended June 30, 2024. The increased loss was primarily driven by investment losses.

Operating expenses totaled $134,398 for the six months ended June 30, 2025, compared to $142,166 for the six months ended June 30, 2024, a decrease of $7,768, or approximately 5.5%. The main reason for the decrease in operating expenses was a slight decrease in general and administrative expenses.

For the years ended December 31, 2024 and 2023

The following table summarizes the results of our operations during the years ended December 31, 2024 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) from the current year to the prior year:

Line Item	12/31/2024	12/31/2023	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$-	$-	$-	-%
Operating expenses	347,011	388,277	(41,266)	(10.6)%
Net loss	(416,619)	(387,236)	(29,383)	7.6%
Loss per share of common stock	(0.10)	(0.10)	-	-%

We recorded net loss of $416,619 for the fiscal year ended December 31, 2024, as compared with a net loss of $387,236 for the fiscal year ended December 31, 2023, due primarily to an investment loss of $71,637, partially offset by deduction of our operating expenses.

Operating expenses totaled $347,011 for the fiscal year ended December 31, 2024, compared to $388,277 for the fiscal year ended December 31, 2023, a decrease of $41,266, or approximately 10.6%. The main reason for the decrease in operating expenses is mainly due to the decrease in professional expenses.

Liquidity and Capital Resources

As of June 30, 2025 and December 31, 2024, we had total assets of $538,876 and $890,404, working capital of $(4,070) and $250,376 and an accumulated deficit of $2,694,953 and $2,431,066, respectively. Our operating activities used $331,324 in cash for the six months ended June 30, 2025 compared to net cash used in operations of $126,805 for the six months ended June 30, 2024. Our revenues were $0 for the six months ended June 30, 2025 and 2024, respectively.

As of December 31, 2024 and 2023, we had total assets of $890,404 and $1,170,106, working capital of $250,376 and $685,053 and an accumulated deficit of $2,431,066 and $2,016,769, respectively. Our operating activities used $340,474 in cash for the year ended December 31, 2024 compared to net cash used in operations of $367,692 for the year ended December 31, 2023. Our revenues were $0 for the years ended December 31, 2024 and 2023.

Management believes that the Company’s cash will be sufficient to fund all Company obligations and commitments for the next twelve months. Historically, we have depended on equity offerings and loans from our principal shareholders and their affiliated companies to provide us with working capital as required. There is no guarantee that such funding will be available when required and there can be no assurance that our stockholders, or any of them, will continue making loans or advances to us in the future.

At June 30, 2025 and December 31, 2024, the Company had loans outstanding from four related parties in the aggregate amount of $158,232 and $158,220, respectively, which represents amounts loaned to the Company to pay the Company’s expenses of operation. All such advances are non-interest bearing and payable on demand.

At December 31, 2024 and 2023, the Company had loans outstanding from four related parties in the aggregate amount of $158,220 and $158,238, respectively, which represents amounts loaned to the Company to pay the Company’s expenses of operation. All such advances are non-interest bearing and payable on demand.

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Coronavirus Pandemic

The outbreak of COVID-19 coronavirus in China started from the beginning of 2020, the government intermittently took strict measures to freeze the flow of people and logistics to achieve the purpose of epidemic prevention. At the end of 2022, almost three years after the outbreak of COVID-19, the government cancelled all the strict measures, and the economic activities resumed gradually. The Company followed the restrictive measures during the epidemic period, by suspending operation and having employees’ work remotely when government required, which has resulted in the reduction of working hours for the Company. The demand for our products decreased in the first quarter of 2020, and still remains weak in 2021.

The government cancelled all the strict measures adopted during the epidemic period at the end of 2022, however, due to the negative impact of COVID-19 on both domestic and global economy, the foreign direct investment to China and the domestic consumption are stepping to the downtrend, it is estimated that the trend will continue to affect our results of operations and future financial results in the long term, and the extent of which still remains uncertain.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates.

New Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued a new standard to improve reportable segment disclosures. The guidance expands the disclosures required for reportable segments in our annual and interim consolidated financial statements, primarily through enhanced disclosures about significant segment expenses. The standard will be effective for us beginning with our annual reporting for fiscal year 2025 and interim periods thereafter, with early adoption permitted. We are currently evaluating the impact of this standard on our segment disclosures.

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15,2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Item 3. Properties

As of June 30, 2025 and December 31, 2024, the Company leased an office in Nanjing, Jiangsu Province, China. The rent and its related commitment for the next twelve months amounted to approximately $60,000.

33

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial stock ownership as of August 28 2025 of (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director of our company and our executive officers, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name	Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares (1)
Faxian Qian	1,000,000	24.76%
No. 99, Taihu Road, Yancheng, Jiangsu Province, China

Officers and directors as a group (one person)	1,000,000	24.76%

(1)	For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of capital stock that such person has the right to acquire within 60 days of August 28 2025. All percentages for common stock are calculated based upon a total of 4,038,658 shares outstanding as of August 28 2025, plus, in the case of the person for whom the calculation is made, that number of shares of common stock that such person has the right to acquire within 60 days of August 28 2025.

Item 5. Directors and Executive Officers

Set forth below is the name of our sole director and executive officer, his age, all positions and offices that he held with us, the period during which he has served as such, and her business experience during at least the last five years.

Name	Age	Positions Held
Faxian Qian	59	CEO, CFO President, Treasurer, Secretary and sole Director since 2018

Faxian Qian , President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Mr. Faxian Qian has been the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director of the Company since May 2018. From 2018, he has been Chairman of Jiangsu Meijie Overseas Company. From 2016-2018, he served as general manager of Shanghai Yuanchi Jewelry Co., Ltd., a designer of fine jewelry. From 2013 to 2016, he served as Chief Executive Officer of Zhejiang Express Culture Media which was involved in the innovative development of the cultural industry. He has worked closely with Zhejiang Institute of Technology with respect to the development of a gem design course. Mr. Faxian Qian received a bachelor degree from Suzhou University in 1985 with a specialty in textiles.

Mr. Faxian Qian devotes approximately 25% of his business time to the affairs of the Company. The time Mr. Faxian Qian spends on the business affairs of the Company varies from week to week and is based upon the needs and requirements of the Company.

There are no material employment or other agreements between Mr. Faxian Qian and the Company.

The following table sets up the ending balance due to Mr. Faxian Qian as of December 31, 2024 and 2023, to comply with Item 404(d) of Regulation S-K.

Related parties	Relationship	As of December 31, 2024	As of December 31, 2023
Faxian Qian	Sole Director of the Company	$1,500	$1,500

The balances are unsecured, non-interest bearing, and due on demand.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Mr. Faxian Qian, handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

34

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Act of 1934 requires the Company’s officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of its securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on management’s review of these reports during the fiscal year ended December 31, 2018, all reports required to be filed were filed on a timely basis.

Code of Ethics

Our board of directors has adopted a code of ethics that our officers, directors and any person who may perform similar functions are subject to. Currently Mr. Faxian Qian is our only officer and our sole director, therefore, he is the only person subject to the Code of Ethics. If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, the board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. Currently, since Mr. Faxian Qian serves as the sole director and sole officer, he is responsible for reviewing his own conduct under the Code of Ethics and determining what action to take in the event of his own breach of the Code of Ethics.

Item 6. Executive Compensation.

No past officer or director of the Company has received any compensation and none is due or payable. Our sole current officer and director, Faxian Qian, does not receive any compensation for the services she renders to the Company, has not received compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company. We currently have no formal written salary arrangement with our sole officer. Mr. Faxian Qian may receive a salary or other compensation for services that he provides to the Company in the future. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers or directors.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

DIRECTOR COMPENSATION

No past officer or director of the Company has received any compensation and none is due or payable. Our sole current officer and director, Faxian Qian, does not receive any compensation for the services she renders to the Company, has not received compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company. We currently have no formal written salary arrangement with our sole officer. Mr. Faxian Qian may receive a salary or other compensation for services that he provides to the Company in the future. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

35

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Item 7. Certain Relationships and Related Transactions.

Certain Relationships and Related Transactions

At December 31, 2024, the Company only balance due to Faxian Qian, amount of $1,500, which represents amounts loaned to the Company to pay the Company’s expenses of operation. These advances are payable on demand.

Director Independence

As of September 30, 2025, Faxian Qian was the sole director of the Company. Mr. Faxian Qian is not considered “independent” in accordance with rule 4200(a)(15) of the NASDAQ Marketplace Rules. We are not currently traded on NASDAQ and are therefore not required to comply with the NASDAQ Marketplace Rules.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

Market for Registrant’s Common Equity

There is currently no public market for the Company’s securities. At such time as it qualifies, the Company may choose to apply for quotation of its securities on one of the OTC markets. At this time there is no liquidity for the Company’s common shares.

Options and Warrants

None of the shares of our common stock are subject to outstanding options or warrants.

Due to Related Party

At December 31, 2024 and 2023, the Company had outstanding advances from four related parties in the aggregate amount of $158,220 and $158,238 , which represents amounts loaned to the Company to pay the Company’s expenses of operation. All such advances are non-interest bearing and due on demand.

Status of Outstanding Common Stock

As of December 31, 2024, we had a total of 4,038,658 shares of our common stock outstanding. 1,000,000 of these shares are currently held by Faxian Qian, who is an “affiliate” of the Company. We have not agreed to register any additional outstanding shares of our common stock under the Securities Act.

Holders

We have issued an aggregate of 4,038,658 shares of our common stock to approximately eight hundred and ninety one (891) record holders.

Dividends

We have not paid any dividends to date and have no plans to do so in the immediate future.

Purchases of Equity Securities

The Company has never purchased nor does it own any equity securities of any other issuer.

36

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

Stock Not Registered Under the Securities Act; Rule 144 Eligibility

Our Common Stock has not been registered under the Securities Act. Accordingly, the shares of Common Stock issued and outstanding may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 (“Rule 144”) or Rule 701 (“Rule 701”) of the Securities Act, subject to the requirements described below. “Restricted Securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701. Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this Form 10, after the effectiveness of this Form 10.

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Form 10, subject to all other requirements of Rule 144. In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this Form 10. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this Form 10.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

The following description of our common stock is a summary. You should refer to our amended and restated articles of incorporation and the amendments thereto for the actual terms of our common stock.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value of $0.001 per share. As of the date of this Registration Statement, there are 4,038,658 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock are not entitled to cumulative voting of their stock in connection with the election of directors. The board of directors has the authority to issue the authorized but unissued shares of our common stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

Transfer Agent and Registrar

Equity Stock Transfer is the transfer agent and registrar for our common stock.

37

Item 12. Indemnification of Directors and Officers.

Our bylaws provide that the Company shall indemnify its directors and may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Company or corporation. In addition, the Company may indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder, and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. In addition, the Company shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full-time employee of the Company and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

The Company is a smaller reporting company in accordance with Regulation S-X. The financial statements of the Company are filed under Item 15, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its independent accountants on any matter of accounting principles, practices or financial statement disclosure

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the registration statement. (b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Interim Financial Statements (unaudited)

38

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

JS Beauty Land Network Technology, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JS Beauty Land Network Technology, Inc. and Subsidiaries (the Company) as of December 31, 2024 and 2023, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years ended December 31, 2024 and 2023, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ HHC

We have served as the Company’s auditor since 2024.

Forest Hills, New York

June 26, 2025

PCAOB ID #5867

F-1

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023

ASSETS

Current Assets
Cash and cash equivalents	$683,833	$413,239
Advance to suppliers	50,302	6,356
Other receivables	27,533	23,749
Due from related party	-	633,812
Total Current Assets	761,668	1,077,156

Right-of-use asset	100,612	52,340
Equipment, Net	28,124	40,610

Total Assets	$890,404	$1,170,106

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$287,352	$176,569
Due to related parties	158,220	158,238
Other payables	11,868	10,254
Lease liability-current	53,852	47,042
Total Current Liabilities	511,292	392,103

Lease liability-non-current	42,036	-

Total Liabilities	553,328	392,103

Stockholders’ Equity

Preferred stock, $0.001 par value, 10,000,000 shares authorized, nil issued and outstanding as of December 31, 2024 and 2023, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 4,038,658 shares issued and outstanding at December 31, 2024 and 2023, respectively	4,039	4,039
Additional paid in capital	2,775,242	2,775,242
Accumulated deficit	(2,431,066)	(2,016,769)
Accumulated other comprehensive income	27	24,373

Total JS Beauty Land Network Technology Inc.’ Equity	348,242	786,885

Non-controlling interest	(11,166)	(8,882)

Total Stockholders’ Equity	337,076	778,003

Total Liabilities and Stockholders’ Equity	$890,404	$1,170,106

The accompanying notes are an integral part of the consolidated financial statements.

F-2

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2024	2023

Revenue	$-	$-
Cost of Revenue	-	-
Gross Profit	-	-

Operating Expenses
Selling expenses	-	-
General and administrative	347,011	388,277
Total Operating Expenses	347,011	388,277

Operating Loss	(347,011)	(388,277)

Other Income (Expenses)
Interest income	2,065	828
Investment loss	(71,673)	-
Other income	-	213
Other Income (Expenses), net	(69,608)	1,041

Loss Before Income Taxes	(416,619)	(387,236)

Income Tax Expense	-	-

Net Loss	(416,619)	(387,236)

Less: net loss attributable to non-controlling interest	(2,322)	(1,990)
Net Loss Attributable to JS Beauty Land Network Technology Inc.	(414,297)	(385,246)

Other Comprehensive Income (Loss)
Foreign currency translation loss	(24,308)	(41,667)

Less: foreign currency translation loss attributable to non-controlling interest	38	281
Total Comprehensive Loss Attributable to JS Beauty Land Network Technology Inc.	$(438,643)	$(427,194)

Loss per share - basic and diluted	$(0.10)	$(0.10)

Weighted average shares - basic and diluted	4,038,658	4,038,658

The accompanying notes are an integral part of the consolidated financial statements.

F-3

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Accumulated Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Interest	Equity

Balance as of January 1, 2023	4,038,658	$4,039	$2,775,242	$(1,631,523)	$66,321	$(7,173)	$1,206,906

Net loss	-	-	-	(385,246)	-	(1,990)	(387,236)
Other comprehensive income (loss)	-	-	-	-	(41,948)	281	(41,667)

Balance as of December 31, 2023	4,038,658	4,039	2,775,242	(2,016,769)	24,373	(8,882)	778,003

Net loss	-	-	-	(414,297)	-	(2,322)	(416,619)
Other comprehensive income (loss)	-	-	-	-	(24,346)	38	(24,308)

Balance as of December 31, 2024	4,038,658	$4,039	$2,775,242	$(2,431,066)	$27	$(11,166)	$337,076

The accompanying notes are an integral part of the consolidated financial statements.

F-4

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(416,619)	$(387,236)
Non-cash adjustment to reconcile net loss to net cash:
Depreciation and amortization	11,540	13,426
Amortization of ROU asset and interest accrued related to leases	61,860	63,748
Changes in Operating Assets and Liabilities:
Advances to suppliers	(44,041)	33,053
Accrued liabilities	110,785	(22,405)
Lease liability	(61,425)	(63,748)
Tax payable	(4,496)	(4,530)
Other payables	1,922	-

NET CASH USED IN OPERATING ACTIVITIES	(340,474)	(367,692)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due from related parties	625,373	1,412,250
Payments to due to related parties	-	(662,082)

NET CASH PROVIDED BY FINANCING ACTIVITIES	625,373	750,168

NET INCREASE IN CASH AND CASH EQUIVALENTS	284,899	382,476

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(14,305)	(298)

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents, Beginning	413,239	31,061

Cash and cash equivalents, Ending	$683,833	$413,239

SUPPLEMENTAL DISCLOSURES:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We” or “Us”) is a Nevada corporation incorporated on May 8, 2018. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated third party jointly established a subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), in the People’s Republic of China (“PRC” or “China”), with the Company holding a 99% equity interest. MYM was initially formed to operate jewelry manufacturing facilities and to retail fashionable products in China, with a focus on fine emerald and jade jewelry. Its business model included both physical retail and online sales channels, targeting high-end consumers as well as investors and collectors of fine jade jewelry. MYM commenced retail jewelry sales in November 2018 but ceased such operations in 2022. Currently, MYM does not have any substantive business operations.

BASIS OF PRESENTATION

These financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Company’s consolidated financial statements include the financial statements of JS and its subsidiary, MYM.

All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial statements have been included.

NON-CONTROLLING INTEREST

Non-controlling interest represents the individual shareholder’s proportionate share of 1% of equity interest in Jiangsu Meiyunmei Technology Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior period amounts have been reclassified to conform to the current period presentation.

CASH AND CASH EQUIVALENTS

For financial reporting purposes, the Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

F-6

ADVANCES TO SUPPLIERS

Advances to suppliers are prepayments made to suppliers for goods or services that the Company has not yet received. These payments are recorded as current assets on the balance sheet until the goods or services are delivered: Advances to suppliers mainly consist of prepayments of consultant, professional fees and rental fees.

OTHER RECEIVABLES

Other receivables mainly consist of rental deposits, which are stated at the historical carrying amounts. The Company makes estimates of expected credit loss for the allowance of other receivables upon its assessment of various factors, including the financial conditions of the counterparties, current economic conditions, reasonable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible other receivables are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that it is probable the balance will not be collected.

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and impairment, if any. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and improvements which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in earning at the time of its retirement or being sold.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic ASC 606”). The Topic ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company recognizes revenue in accordance with that core principle by applying the following five steps:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate. The Company would recognize its revenue at a point in time for the periods present.

F-7

Our revenue from MYM would net of value added tax (“VAT”) collected on behalf of the PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

For the years ended December 31, 2024 and 2023, the Company has no revenue.

LEASE

The Company stated lease transactions in accordance with the FASB ASC Topic 842 Leases.

Identify a Lease

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Lease Classification

Lease classification for leases under which the Company is a lessor is evaluated at lease commencement. Leases qualify as sales-type leases if the contract includes either transfer of ownership clauses, certain purchase options, a lease term representing a major part of the economic life of the asset, or the present value of the lease payments and residual guarantees provided by the lessee exceeds substantially all of the fair value of the asset. Additionally, leasing an asset so specialized that it is not deemed to have any value to the Company at the end of the lease term may also result in classification as a sales-type lease. Leases qualify as direct financing leases when the present value of the lease payments and residual value guarantees provided by the lessee and unrelated third parties exceeds substantially all of the fair value of the asset and collection of the payments is probable. Leases not classified as sales-type leases or direct financing leases are classified as operating leases. There are not leases under which the Company is a lessor during the periods of the accompanying financial statements.

Lease classification for leases under which the Company is a lessee is evaluated at lease commencement as finance or operating leases. Leases qualify as finance leases if the lease transfers ownership of the asset at the end of the lease term, the lease grants an option to purchase the asset that the Company is reasonably certain to exercise, the lease term is for a major part of the remaining economic life of the asset, or the present value of the lease payments exceeds substantially all of the fair value of the asset. Leases that do not qualify as finance leases are deemed to be operating leases.

In accordance with the FASB ASC Topic 842, the Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognize a right-of-use asset and a lease liability to a short-term lease which with a term of 12 months or less, instead it recognizes the lease payments in profit or loss on a straight-line basis over the lease term. Variable lease payments are recorded in earnings in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the Company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

F-8

Right-of-use Assets

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease Liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

LONG-LIVED ASSETS AND RIGHT OF USE ASSETS IMPAIRMENT

The Company evaluates long-lived assets held and used, including right of use assets, other than intangible assets with indefinite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Asset groups are determined at the lowest level for which identifiable cash flows are largely independent from cash flows of other groups of assets and liabilities. Recoverability of an assets group to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cashflows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment charge for the years ended December 31, 2024 and 2023.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is considered to be the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of input may be used to measure fair value include:

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-9

The Company’s short-term financial instruments include cash, prepayments, receivables, amounts due from related parties, payables, other current liabilities, and amounts due to related parties. The carrying amounts of these short-term financial instruments approximate their fair value due to the short-term maturity of these instruments.

INCOME TAXES

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

NET LOSS PER SHARE

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. For purposes of the diluted net loss per share calculation, preferred stock, stock options, restricted stock and warrants are considered to be potentially dilutive securities if these securities had been issued during the periods and if the shares were dilutive. For the years ended December 31, 2024 and 2023, there are no potential dilutive securities have been issued and outstanding. For years ended December 31, 2024 and 2023, the Company had net loss per common share, basic and diluted of $(0.10) and $(0.10), respectively.

FOREIGN CURRENCY TRANSLATION

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using Renminbi (“RMB”), the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive income.

F-10

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2024	December 31, 2023

Period-end spot rate	US $1=RMB 7.2993	US $1=RMB 7.0999

Average rate for the years ended	US $1=RMB 7.1957	US $1=RMB 7.0809

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the years ended December 31, 2024 and 2023 foreign currency translation adjustments of $(24,346) and $(41,948) respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2023, the Financial Accounting Standards Board (“FASB”) issued a new standard to improve reportable segment disclosures. The guidance expands the disclosures required for reportable segments in our annual and interim consolidated financial statements, primarily through enhanced disclosures about significant segment expenses. The standard will be effective for us beginning with our annual reporting for fiscal year 2025 and interim periods thereafter, with early adoption permitted. We are currently evaluating the impact of this standard on our segment disclosures.

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-11

NOTE 2 - RISKS AND UNCERTAINTIES

The Company currently has no substantive business operations, and in the processing of seeking new and profitable business to engage, which brings uncertainty and risks in the future.

The Company incurs expense transactions that are denominated in RMB. A portion of the Company’s subsidiary’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies that require certain supporting documentation in order to affect the remittance.

As of December 31, 2024 and 2023, $602,325 and $384,497 of the Company’s cash were on deposit at financial institutions in the PRC where there currently is a rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. The Company’s bank account in the PRC is protected by deposit insurance up to RMB 500,000. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and other receivables. Cash amounted to $683,833 and $413,239 as of December 31, 2024 and 2023, respectively. Other receivables amounted to $27,533 and $23,749 as of December 31, 2024 and 2023, respectively.

NOTE 3 – EQUIPMENT

Equipment consists of office equipment. As of December 31, 2024 and 2023, the Company recorded $74,188 and $76,271 at the cost and less accumulated depreciation of $46,064 and $35,661, respectively. For the years ended December 31, 2024 and 2023, the Company recorded depreciation expenses amounted to $11,540 and $13,426, respectively.

NOTE 4 – ADVANCES TO SUPPLIERS

Advances to suppliers are mainly prepaid service fees and rent. As of December 31, 2024 and 2023, advances to suppliers were $50,302 and $6,356, respectively.

NOTE 5 – ACCRUED LIABILITES

Accrued liabilities are mainly the professional service fee included lawyers, auditors, stock transfer. and consulting services for listing in the public market. As of December 31, 2024 and 2023, accrued liabilities was $287,352 and $176,569, respectively.

NOTE 6 - RELATED PARTIES

Due from related parties amounted to $0 and $633,812 as of December 31, 2024 and 2023, respectively. The amount due from a related party, Zhejiang Haoyao Culture Media Co., Ltd, whose shareholders are directors of the Company. The outstanding balance had been fully collected in 2024.

F-12

Due to related parties represent loans from related parties. These loans are unsecured, non-interest bearing, and due on demand. The following table set up the nature of the relationship, transactions and the ending balances as of December 31, 2024 and 2023.

Related parties	Relationship	As of December 31, 2024	As of December 31, 2023
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd	Its shareholder is director of the Company	675	693
Law Offices of Yimin Chen & Flushing	A professional service provider that had significant influence to the Company in early years	24,300	24,300
MS YOUNG Adventure Enterprise Inc.	Has a common management who has significant influence to both the Company and this party.	131,745	131,745
Total		$158,220	$158,238

NOTE 7 – INCOME TAX

The United States

The Company is incorporated in United States, and is subject to corporate income tax rate of 21%.

The PRC

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, which took effect on January 1, 2008, domestic and foreign companies pay a unified corporate income tax of 25%, except for a 15% corporate income tax rate for qualified high technology and science enterprises.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

Loss before income taxes consist of:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Non-PRC	$(184,436)	$(188,235)
PRC	(232,183)	(199,001)
	$(416,619)	$(387,236)

The components of deferred taxes are as follows at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Net operating losses	$510,524	$423,521
Valuation allowance	(510,524)	(423,521)
Deferred tax assets, non-current portion, net	$-	$-

F-13

As of December 31, 2024, MYM had a cumulated net operating losses of $1,478,970 that can be carried forward to offset future net profit for income tax purposes under the PR China tax law. The net operating loss carryforward as of December 31, 2024 will expire between 2025 and 2029 if not utilized.

JS Beauty Land Network Technology Inc. is subject to United States of America tax law. As of December 31, 2024, the operations in the United States of America incurred approximately $952,096 of cumulative net operating losses that may be available to reduce future years’ taxable income indefinitely. The Company has provided full valuation allowance for the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s provision for income tax in the PRC is as follows:

	December 31, 2024	December 31, 2023
Tax expense at statutory rate - US	21%	21%
Foreign income not recognized in the U.S.	(21)%	(21)%
PRC enterprise income tax rate	25%	25%
Loss not subject to income tax	(25)%	(25)%
Effective income tax rates	-%	-%

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value at $0.001 per share. There is no preferred stock issued and outstanding as of December 31, 2024 and 2023. There are 4,038,658 shares of common stock issued and outstanding as of December 31, 2024 and 2023, respectively.

NOTE 9 – LEASE

In November 2022, MYM entered into contract with Nanjing Dongfang Shihua Real Estate Co., Ltd to lease a place for use of office of the Company. The contract was considered a lease with lease term initially from November 1, 2022 to October 31, 2024 (“Lease Term 2022”), and renewed from November 1, 2024 to October 31, 2026 on November 2024 (“Lease Term 2024”). The fixed monthly rental payment of Lease Term 2022 was approximately $5,748 (RMB 39,647), and $5,269 (RMB 36,345) of Lease Term 2024. Lease Term 2022 and Lease Term 2024 could not be combined as a single lease term because both parties of the contract do not have exclusive option to extend without further negotiation to new agreement, included but not limited to the price, the renewed term and size of the space.

For the years ended December 31, 2024 and 2023, the Company recognized approximately $61,860 and $63,748 in total lease costs, respectively.

Information related to the operating lease are as follows:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash paid for operating lease liabilities	$61,425	$63,748
Remaining lease term	1.83	0.83
Discount rate	4.75%	4.75%

F-14

The Company reported right-of-use asset and the operating lease liabilities as of December 31, 2024 and 2023 as below:

	As of December 31, 2024	As of December 31, 2023
Right-of-Use assets	$100,612	$52,340
Total operating lease assets	$100,612	$52,340

Short-term operating lease liabilities	$53,852	$47,042
Long-term operating lease liabilities	42,036	-
Total operating lease liabilities	$95,888	$47,042

The following table presents the Company’s minimum undiscounted cash payments for this operating lease for each of the following years ending December 31:

2025	$59,751
2026 (10 months left)	49,792
2027	-
2028	-
2029 and thereafter	-
Total undiscounted lease payments	109,543
Less: interest accrued	(13,655)
Total lease liabilities	$95,888

NOTE 10 – STATUTORY RESERVES

In accordance with the laws applicable to the enterprises established in the PRC, the Company’s subsidiary MYM has to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP”) to statutory surplus reserve funds. The appropriation to the surplus reserve fund must be at least 10% of the after-tax profits calculated in accordance with the PRC GAAP. Appropriation is not required if the balance of statutory surplus reserve fund has reached 50% of the registered capital of the company.

The statutory surplus reserves can be used to expansion the business, increasing the registered capital, or offset the accumulated loss, generally cannot be distributed to shareholders.

MYM has not been generated any after-tax profit under the PRC-GAAP since it was incorporated, no statutory surplus reserves were appropriated during the periods present and nil balances as of December 31, 2024 and 2023.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2024 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-15

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$360,204	$683,833
Advances to suppliers	50,315	50,302
Other receivables	30,100	27,533
Total Current Assets	440,619	761,668

Right-of-use asset	75,396	100,612
Equipment, Net	22,861	28,124

Total Assets	$538,876	$890,404

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	$220,154	$287,352
Due to related parties	158,232	158,220
Other payables	10,162	11,868
Lease liability – current	56,141	53,852
Total Current Liabilities	444,689	511,292

Lease liability – non-current	14,441	42,036

Total Liabilities	459,130	553,328

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; nil shares issued and outstanding at June 30, 2025 and December 31, 2024	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,038,658 shares issued and outstanding at June 30, 2025 and December 31, 2024	4,039	4,039
Additional paid-in capital	2,775,242	2,775,242
Accumulated deficit	(2,694,953)	(2,431,066)
Accumulated other comprehensive income	8,495	27

Total JS Beauty Land Network Technology Inc.’s Equity	92,823	348,242

Non-controlling interest	(13,077)	(11,166)

Total Stockholders’ Equity	79,746	337,076

Total Liabilities and Stockholders’ Equity	$538,876	$890,404

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2025	2024	2025	2024

Revenue	$-	$-	$-	$-
Cost of Revenue	-	-	-	-
Gross Profit	-	-	-	-

Operating Expenses
Selling expense			-	-
General and administrative	66,757	71,475	134,398	142,166
Total Operating Expenses	66,757	71,475	134,398	142,166

Operating Loss	(66,757)	(71,475)	(134,398)	(142,166)

Other Income (Expense)
Interest income	583	158	1,484	324
Investment income (loss)	39,219	-	(132,611)	-
Other expense	(196)	-	(397)	-
Other Income (Expense), net	39,606	158	(131,524)	324

Loss Before Income Taxes	(27,151)	(71,317)	(265,922)	(141,842)

Income Tax Expense	-	-	-	-

Net Loss	$(27,151)	$(71,317)	$(265,922)	$(141,842)

Less: net loss (income) attributable to non-controlling interest	27	(387)	(2,035)	(771)
Net Loss Attributable to JS Beauty Land Network Technology Inc.	(27,178)	(70,930)	(263,887)	(141,071)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	5,347	(6,507)	8,591	(24,403)

Less: foreign currency translation adjustment attributable to non-controlling interest	54	(65)	124	37
Total Comprehensive Loss Attributable to JS Beauty Land Network Technology Inc.	$(21,885)	$(77,372)	$(255,420)	$(165,511)

Loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.07)	$(0.03)

Weighted average shares - basic and diluted	4,038,658	4,038,658	4,038,658	4,038,658

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

JS BEAUTY LAND NETWORKING TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months ended June 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(265,922)	$(141,842)
Non-cash adjustment to reconcile net loss to net cash:
Depreciation	5,725	5,754
Amortization of ROU asset	26,789	30,651
Changes in Operating Assets and Liabilities:
Advances to suppliers	-	(49,600)
Accrued liabilities	(67,200)	61,000
Lease Liability	(26,789)	(30,651)
Tax payable	(2,020)	(2,117)
Other payables	(1,907)	-

NET CASH USED IN OPERATING ACTIVITIES	(331,324)	(126,805)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(331,324)	(126,805)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	7,695	(8,341)

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents, Beginning	683,833	413,239

Cash and cash equivalents, Ending	$360,204	$278,093

SUPPLEMENTAL DISCLOSURES:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We” or “Us”) is a Nevada corporation incorporated on May 8, 2018. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated third party jointly established a subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), in the People’s Republic of China (“PRC” or “China”), with the Company holding a 99% equity interest. MYM was initially formed to operate jewelry manufacturing facilities and to retail fashionable products in China, with a focus on fine emerald and jade jewelry. Its business model included both physical retail and online sales channels, targeting high-end consumers as well as investors and collectors of fine jade jewelry. MYM commenced retail jewelry sales in November 2018 but ceased such operations in 2022. Currently, MYM does not have any substantive business operations.

BASIS OF PRESENTATION

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The unaudited condensed consolidated financial statements include the financial statements of JS and its subsidiary MYM. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform toUS GAAP in all material respects and have been consistently applied in preparing the accompanying unaudited financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with U.S. GAAP were omitted pursuant to such rules and regulations. The results for the period ended June 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025.

F-19

NON-CONTROLLING INTEREST

Non-controlling interest represents the individual shareholder’s proportionate share of 1% of equity interest in Jiangsu Meiyunmei Technology Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior period amounts have been reclassified to conform to the current period presentation.

CASH AND CASH EQUIVALENTS

For financial reporting purposes, the Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

ADVANCES TO SUPPLIERS

Advances to suppliers are prepayments made to suppliers for goods or services that the Company has not yet received. These payments are recorded as current assets on the balance sheet until the goods or services are delivered. Advances to suppliers mainly consist of prepayments of consultant, professional fees and rental fees.

OTHER RECEIVABLES

Other receivables mainly consist of rental deposits, which are stated at the historical carrying amounts. The Company makes estimates of expected credit loss for the allowance of other receivables upon its assessment of various factors, including the financial conditions of the counterparties, current economic conditions, reasonable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible other receivables are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that it is probable the balance will not be collected.

F-20

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and impairment, if any. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and improvements which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in earning at the time of its retirement or being sold.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic ASC 606”). The Topic ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company recognizes revenue in accordance with that core principle by applying the following five steps:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate. The Company would recognize its revenue at a point in time for the periods present.

Our revenue from MYM would net of value added tax (“VAT”) collected on behalf of the PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

For the three and six months ended June 30, 2025 and 2024, the Company has no revenue.

F-21

LEASE

The Company stated lease transactions in accordance with the FASB ASC Topic 842 Leases.

Identify a Lease

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Lease Classification

Lease classification for leases under which the Company is a lessor is evaluated at lease commencement. Leases qualify as sales-type leases if the contract includes either transfer of ownership clauses, certain purchase options, a lease term representing a major part of the economic life of the asset, or the present value of the lease payments and residual guarantees provided by the lessee exceeds substantially all of the fair value of the asset. Additionally, leasing an asset so specialized that it is not deemed to have any value to the Company at the end of the lease term may also result in classification as a sales-type lease. Leases qualify as direct financing leases when the present value of the lease payments and residual value guarantees provided by the lessee and unrelated third parties exceeds substantially all of the fair value of the asset and collection of the payments is probable. Leases not classified as sales-type leases or direct financing leases are classified as operating leases. There are not leases under which the Company is a lessor during the periods of the accompanying financial statements.

Lease classification for leases under which the Company is a lessee is evaluated at lease commencement as finance or operating leases. Leases qualify as finance leases if the lease transfers ownership of the asset at the end of the lease term, the lease grants an option to purchase the asset that the Company is reasonably certain to exercise, the lease term is for a major part of the remaining economic life of the asset, or the present value of the lease payments exceeds substantially all of the fair value of the asset. Leases that do not qualify as finance leases are deemed to be operating leases.

In accordance with the FASB ASC Topic 842, the Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognize a right-of-use asset and a lease liability to a short-term lease which with a term of 12 months or less, instead it recognizes the lease payments in profit or loss on a straight-line basis over the lease term. Variable lease payments are recorded in earnings in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the Company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

F-22

Right-of-use Assets

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease Liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

LONG-LIVED ASSETS AND RIGHT OF USE ASSETS IMPAIRMENT

The Company evaluates long-lived assets held and used, including right of use assets, other than intangible assets with indefinite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Asset groups are determined at the lowest level for which identifiable cash flows are largely independent from cash flows of other groups of assets and liabilities. Recoverability of an assets group to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cashflows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment charge for the three and six months ended June 30, 2025 and 2024.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is considered to be the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-23

The three levels of input may be used to measure fair value include:

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s short-term financial instruments include cash, prepayments, receivables, amounts due from related parties, payables, other current liabilities, and amounts due to related parties. The carrying amounts of these short-term financial instruments approximate their fair value due to the short-term maturity of these instruments.

INCOME TAXES

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

F-24

NET LOSS PER SHARE

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. For purposes of the diluted net loss per share calculation, preferred stock, stock options, restricted stock and warrants are considered to be potentially dilutive securities if these securities had been issued during the periods and if the shares were dilutive. For the six months ended June 30, 2025 and 2024, there are no potential dilutive securities have been issued and outstanding. For the three months ended June 30, 2025 and 2024, the Company had net loss per common share, basic and diluted of $(0.01) and $(0.02), respectively. For the six months ended June 30, 2025 and 2024, the Company had net loss per common share, basic and diluted of $(0.07) and $(0.03), respectively.

FOREIGN CURRENCY TRANSLATION

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using Renminbi (“RMB”), the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2025 (Unaudited)	December 31, 2024
Period-end spot rate	US $1=RMB 7.1636	US $1=RMB 7.2993

	June 30, 2025 (Unaudited)	June 30, 2024
Average rate for the six months ended	US $1=RMB 7.2526	US $1=RMB 7.2150

F-25

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the three months ended June 30, 2025 and 2024 foreign currency translation adjustments of $5,401 and $(6,572) respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements. For the six months ended June 30, 2025 and 2024 foreign currency translation adjustments of $8,715 and $(24,366) respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2023, the Financial Accounting Standards Board (“FASB”) issued a new standard to improve reportable segment disclosures. The guidance expands the disclosures required for reportable segments in our annual and interim consolidated financial statements, primarily through enhanced disclosures about significant segment expenses. The standard will be effective for us beginning with our annual reporting for fiscal year 2025 and interim periods thereafter, with early adoption permitted. We adopted the standard beginning with our annual reporting for fiscal year 2025.

December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 – RISKS AND UNCERTAINTIES

The Company currently has no substantive business operations, and in the processing of seeking new and profitable business to engage, which brings uncertainty and risks in the future.

F-26

The Company incurs expense transactions that are denominated in RMB. A portion of the Company’s subsidiary’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies that require certain supporting documentation in order to affect the remittance.

As of June 30, 2025 and December 31, 2024, $347,030 and $602,325 of the Company’s cash were on deposit at financial institutions in the PRC where there currently is a rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. The Company’s bank account in the PRC is protected by deposit insurance up to RMB 500,000. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and other receivables. Cash amounted to $360,204 and $683,833 as of June 30, 2025 and December 31, 2024, respectively. Other receivables amounted to $30,100 and $27,533 as of June 30, 2025 and December 31, 2024, respectively.

NOTE 3 – EQUIPMENT

Equipment consists of the office equipment. As of June 30, 2025 and December 31, 2024, the Company recorded $75,593 and $74,188 at the cost and less accumulated depreciation of $52,732 and $46,064, respectively. For the three months ended June 30, 2025 and 2024, the Company recorded depreciation expenses amounted to $2,871 and $2,866, respectively. For the six months ended June 30, 2025 and 2024, the Company recorded depreciation expenses amounted to $5,725 and $5,754, respectively.

NOTE 4 – ADVANCES TO SUPPLIERS

Advances to suppliers are mainly prepaid service fees and rent. As of June 30, 2025 and December 31, 2024, advances to suppliers were $50,315 and $50,302, respectively.

NOTE 5 – ACCRUED LIABILITES

Accrued liabilities are mainly the professional service fee included lawyers, auditors, stock transfer. and consulting services for listing in the public market. As of June 30, 2025 and December 31, 2024, accrued liabilities were $220,154 and $287,352, respectively.

NOTE 6 – RELATED PARTIES

Due to related parties represent loans from related parties. These loans are unsecured, non-interest bearing, and due on demand. On April 20, 2025, Law Offices of Yimin Chen & Flushing transferred the loan of $24,300 to Xizhen Zhu, a related party, at the price of RMB 1. On April 20, 2025, MS YOUNG Adventure Enterprise Inc transferred the loan of $131,745 to Xizhen Zhu, a related party, at the price of RMB 1.

F-27

The following table sets up the nature of the relationship, transactions and the ending balances as of June 30, 2025 and December 31, 2024.

Related parties	Relationship	June 30, 2025 (Unaudited)	December 31, 2024
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd.	Its shareholder is director of the Company	687	675
Law Offices of Yimin Chen & Flushing	A professional service provider that had significant influence to the Company in early years	-	24,300
MS YOUNG Adventure Enterprise Inc.	Has a common management who has significant influence to both the Company and this party.	-	131,745
Xizhen Zhu	A professional service provider that had significant influence to the Company	156,045	-
Total		$158,232	$158,220

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value at $0.001 per share. There is no preferred stock issued and outstanding as of June 30, 2025 and December 31, 2024. There are 4,038,658 shares of common stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.

NOTE 8 – LEASE

In November 2022, MYM entered into contract with Nanjing Dongfang Shihua Real Estate Co., Ltd to lease a place for use of office of the Company. The contract was considered a lease with lease term initially from November 1, 2022 to October 31, 2024 (“Lease Term 2022”), and renewed from November 1, 2024 to October 31, 2026 in November 2024 (“Lease Term 2024”). The fixed monthly rental payment of Lease Term 2022 was approximately $5,748 (RMB 39,647), and $5,269 (RMB 36,345) of Lease Term 2024. Lease Term 2022 and Lease Term 2024 could not be combined as a single lease term because both parties of the contract do not have exclusive option to extend without further negotiation to new agreement, included but not limited to the price, the renewed term and size of the space.

F-28

For the three months ended June 30, 2025 and 2024, the Company recognized approximately $13,508 and $15,374 in total lease costs, respectively. For the six months ended June 30, 2025 and 2024, the Company recognized approximately $26,789 and $30,651 in total lease costs, respectively.

Information related to the operating lease is as follows:

	For the Six months Ended June 30, 2025 (Unaudited)	For the Six months Ended June 30, 2024 (Unaudited)
Cash paid for operating lease liabilities	$26,789	$30,651
Weighted-average remaining lease term	1.33	0.33
Weighted-average discount rate	4.75%	4.75%

The operating lease right-of-use asset and the operating lease liabilities as of June 30, 2025 and December 31, 2024 as below:

	June 30, 2025 (Unaudited)	December 31, 2024
Right-of-Use assets	$75,396	$100,612
Total operating lease assets	$75,396	$100,612

Short-term operating lease liabilities	$56,141	$53,852
Long-term operating lease liabilities	14,441	42,036
Total operating lease liabilities	$70,582	$95,888

The following table presents the Company’s minimum undiscounted cash payments for the operating lease for each of the following ending June 30:

2026	$60,882
2027 (4 months left)	20,294
2028	-
2029	-
2030 and thereafter	-
Total undiscounted lease payments	81,176
Less: interest accrued	(10,594)
Total lease liabilities	$70,582

NOTE 9 – STATUTORY RESERVES

In accordance with the laws applicable to the enterprises established in the PRC, the Company’s subsidiary MYM has to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP”) to statutory surplus reserve funds. The appropriation to the surplus reserve fund must be at least 10% of the after-tax profits calculated in accordance with the PRC GAAP. Appropriation is not required if the balance of statutory surplus reserve fund has reached 50% of the registered capital of the company.

The statutory surplus reserves can be used to expansion the business, increasing the registered capital, or offset the accumulated loss, generally cannot be distributed to shareholders.

MYM has not been generated any after-tax profit under the PRC-GAAP since it was incorporated, no statutory surplus reserves were appropriated during the periods present and nil balances as of June 30, 2025 and December 31, 2024.

F-29

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b)	Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation
3.2	By-Laws *

39

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

Date: October 1, 2025	By:	/s/ Faxian Qian
Faxian Qian, Chief Executive Officer

40